Exhibit 2.2

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LYONS BANCORP, INC.

(Under Section 805 of the Business Corporation Law)

The undersigned, being Incorporator does hereby certify and set forth:

(1)       The name of the corporation is

LYONS BANCORP, INC.

(2)       The certificate of incorporation was filed by the Department of State on the 15th day of April, 1987.

(3)       Paragraph (4) of the certificate of Incorporation of LYONS BANCORP, INC., which sets forth the aggregate the Corporation shall have the authority to issue, is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is twenty thousand two hundred fifty (20,250) shares, of the par value of ten dollars ($10) each, such shares shall be redeemable at the option of the Corporation.

(4)       A Board of Directors has not yet been appointed, there are no directors, officers, shareholders or subscribers of stock, therefore, authorization of this amendment is by Charles D. Niehaus, Incorporator.

IN WITNESS WHEREOF, the undersigned have (has) executed and signed this certificate this 15 day of July, 1987.

/s/ Charles D. Niehaus
Charles D. Niehaus, Incorporator

State of Ohio	)

SS:

County of Lucas	)

I hereby certify that the above, Charles D. Niehaus, did appear before me on this 15th day of July, 1987, and acknowledge the signing of his name to his voluntary act and deed.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on this 15th day of July, 1987.

/s/ [ILLEGIBLE]
Notary Public
SALLY A. OBERSKI
Notary Public, State of Ohio
My Commission Expires March 28, 1987

VERIFICATION

STATE OF OHIO	)

SS:

COUNTY OF LUCAS	)

I, Charles D. Niehaus, being duly sworn, depose and state that I am the Incorporator of Lyons Bancorp, Inc. the corporation named in and described in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to the matters therein stated to be alleged upon information and belief, and as to those matters I believe them to be true.

X /s/ [ILLEGIBLE]

Sworn to before the this 23rd

day of July 1987

/s/ [ILLEGIBLE]
Notary Public

SALLY A. OBERSKI
Notary Public, State of Ohio
My Commission Expires March 28, 1990

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

FOR

LYONS BANCORP, INC.

35 WILLIAM STREET

LYONS, NEW YORK 14489

FILE NO: 33-15048

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUL 29 1987

AMT. OF CHECK		$80
FILING FEE		$60
TAX		$10
COUNTY FEE	$
COPY	$
CERT	$
REFUND	$
SPEC HANDLE	$

By:	Wayne